EXHIBIT 10.4

MANAGEMENT AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into as of the 3rd day of March, 1997, by and between DEVELOPED TECHNOLOGY RESOURCE, INC., a corporation organized under the laws of the State of Minnesota (hereinafter the "Manager"), and FOODMASTER INTERNATIONAL L.L.C., a limited liability company organized under the laws of the State of Delaware (hereinafter the "Company").

WITNESSETH:

WHEREAS, the Company has been formed by the Manager and certain other parties (collectively the "Members") for the purpose of producing, packaging and distributing high-quality, branded dairy, juice and other food related products in the former Soviet Union; and

WHEREAS, as an inducement to the Members to form the Company, the Manager has agreed to manage the business of the Company.

NOW, THEREFORE, for and in consideration of the foregoing and the premises and mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

1. Engagement of Manager. The Company hereby engages the Manager to develop, manage and operate all business activities of the Company and to do and perform any and all things in the management of those business activities customarily performed by managers of similar businesses, subject to the terms and conditions imposed by this Agreement.

2. Acceptance by Manager/Priority of Resources. Manager hereby agrees to manage the business of the Company on the terms and conditions provided herein. It is understood and agreed that the Manager will devote all resources necessary to the performance of its obligations under this Agreement and shall not undertake any other projects or commitments which may adversely affect its ability to perform its obligations under this Agreement.

3. Control by the Company. Notwithstanding any other provision of this Agreement, the Manager shall be subject to the direction and control of the Company with respect to all aspects of the performance of its obligations under this Agreement

4. Duties of Manager. Subject to the provisions of Section 3, Manager agrees to perform all actions reasonably necessary to develop, manage and operate the business activities of the Company, including without limitation the following:

a. Manage all business activities of the Company.

b. Conduct all business activities of the Company's FoodMaster operations in Kazakstan and its prospective operations in Moldova.

c. Investigate other dairy and food operations in the former Soviet Union for possible investment by the Company.

d. Establish and maintain bank accounts for the Company, provided that such accounts shall be approved by the Company prior to being established, and keep the books and records of all business activities of the Company, to pay all debts and obligations, to execute contracts as authorized by the Company.

e. Engage accountants for the Company and for the businesses owned and controlled by the Company, provided that such accountants shall be approved by the Company prior to engagement. Select, employ, supervise, direct, pay and discharge all employees or independent contractors necessary, in Manager's opinion, for the development, management, and operation of the Company's businesses in the former Soviet Union, and all such persons shall be employees or agents of Manager and not of the Company. Manager shall carry workers' compensation insurance, written in such manner as also to protect the Company in an appropriate amount, covering all such employees, and shall withhold for tax purposes and make all deductions and file all reports required under all applicable laws and regulations.

f. Such other duties and responsibilities reasonably requested from time to time by the Company.

5. Employee Non-Competes. The Manager shall cause each of its key employees to enter into non-competition agreements pursuant to which each of its employees shall agree that during their employment with the Manager and for a period of one year after termination thereof (whether voluntary or involuntary), such employee shall not (i) directly or indirectly maintain an ownership interest in, operate, or work for any entity which produces, packages or distributes dairy, juice or other food related products in any of the Republics of the former Soviet Union in which the Company engages, or proposes to engage, in such activities, (ii) solicit, do business with, or deliver products or services to any person or entity who was a client or customer of the Company, or (iii) employ or offer to employ any individual who was employed by the Manager or the Company or in any way associated with the Manager or the Company. For purposes of this Agreement, the term "key employees" shall refer to John P. Hupp, Erlan Sagadiev, Denis Gablenko, and Lydia L. Bauer, and any other individuals employed by the Manager during the term of this Agreement to perform duties for the Manager similar to those performed by the four foregoing individuals.

6. Independent Contractor. The Manager shall operate as an independent contractor and neither Manager nor its employees shall be considered employees of the Company.

7. Property of the Company. It is understood and agreed that all books, records, files, reports, business products, discoveries, improvements, know-how or techniques made, developed or created by the Manager (or its agents or employees) in connection with the performance of the Manager's obligations under this Agreement, shall be the property of the Company and shall be assigned to the Company upon request. Nothing in this Agreement is intended to preclude the Manager from using (i) any products, discoveries, improvements, know-how or techniques in connection with projects which the Company has declined to pursue under the Company's Limited Liability Company Agreement, or (ii) products, discoveries, improvements, know-how or techniques unrelated to the production, packaging or distribution of dairy, juice or other food related products in the former Soviet Union.

8. Insurance. The Company shall provide liability insurance in an amount satisfactory to the Manager. The Manager shall be named insured on such liability insurance policies and certificates of insurance shall be provided to the Manager.

9. Reports. The Manager will submit to the Company monthly financial statements for all businesses in which the Company has an investment and will provide such other information and reports as may be requested from time to time by the Company.

10. Preparation of Annual Budget. Manager shall prepare a preliminary annual budget forty-five (45) days prior to the end of each fiscal year. The Company shall provide the Manager with an approved budget for each fiscal year prior to the beginning of that fiscal year. The Company must approve any expenses incurred by the Manager in excess of amounts specified in the approved budget.

11. Indemnification.

(a) The Company shall indemnify and hold harmless the Manager from and against any and all claims or liabilities for damage or injury to property or persons or death of persons occurring on or about the premises of any businesses owned or controlled by the Company and managed by the Manager, except for such claims as arise due to the negligent act or omission of Manager, its agents or employees.

(b) The Manager shall indemnify and hold harmless the Company against any and all claims or liabilities for damage or injury to property or persons or death of persons resulting or arising from the negligent acts or omissions of the Manager, its agents or employees, except for such claims as arise due to the negligent acts of omissions of the Company which do not involve any negligent acts or omissions of the Manager, its agents or employees.

12. Compensation and Expense Reimbursement.

(a) As consideration for performing the services identified in this Agreement, the Company shall reimburse the Manager for all expenses reasonably incurred by the Manager in connection with the performance of services under this Agreement provided that such expenses are specified in the budget approved pursuant to
Section 10 or have been pre-approved by the Company. The Manager shall provide the Company with monthly invoices (in form and detail as reasonably acceptable to the Company) of expenses to be reimbursed under this Agreement. The Company shall pay the Manager for expenses identified in such invoice within thirty (30) days of the receipt of an invoice.

(b) Upon execution of this Agreement, the Company shall reimburse the Manager for the expenses identified on Exhibit A hereto which were for equipment purchases, consulting fees, and travel and other expenses incurred from November 15, 1996 through the date of this Agreement, which the Manager represents were necessary to implement the Dairy Proposal, dated December 1996, provided by the Manager to the Members (the "Dairy Proposal"). Subsequent to the date of this Agreement, the Company shall reimburse the Manager for other expenses incurred prior to the date of this Agreement that are not identified on Exhibit A which the Manager represents were necessary to implement the Dairy Proposal.

13. Contracts. Contracts and agreements entered into in accordance with Section 4 of this Agreement in connection with the development, management or operation of the businesses owned or controlled by the Company and managed by the Manager shall be executed by the Manager as agent of the Company, and the Company agrees to indemnify and hold harmless the Manager from and against all existing and future liabilities under such contracts and agreements, provided that the Manager shall have no authority to incur any obligation on behalf of the Company that exceeds [U.S.]$25,000 unless (i) the amount of such obligation, the identity of the party to whom the obligation is to be incurred, and the purpose for which the obligation is to be incurred is specified in a budget approved by the Company, or (ii) such obligation is otherwise specifically approved by the Company.

14. Term. This Agreement shall be effective as of the date hereof and shall remain in effect until terminated in accordance with the following sentence. This Agreement shall not terminate except (i) by mutual consent of the parties hereto, (ii) by either party for cause, (iii) by the Company upon sixty (60) day prior written notice, or (iv) upon the liquidation of the Company. For purposes of this Agreement, "cause" shall mean the breach of any term hereof which breach is not cured within thirty (30) days of the delivery of notice of such breach by the party seeking termination.

15. Cooperation Between Parties. The parties agree to give each other full cooperation and assistance to the end that both parties may discharge their responsibilities hereunder.

16. Notices. Wherever in this Agreement it shall be required or permitted that notice or demand be given or served by either party to this Agreement to or on the other, such notice or demand shall be given or served either personally or forwarded by registered or certified mail, postage prepaid, and a copy sent by telex or facsimile. Any notice so given shall be deemed to have been received as of the date the original is received, or as of the date on which a copy was sent by telex or facsimile and a confirmation of receipt indicated on the sending telex or facsimile machine, whichever is earlier. The addresses for the parties are as follows:

To the Manager:

To the Company:

Development Technology, Inc.
12800 Whitewater Drive, Suite 170
Minnetonka, MN 55343
Telecopy: 612-938-2319

c/o Agribusiness Management Co.
1004 Farnham Street, Suite 400
Omaha, NE 68102
Telecopy: 412-345-8966

Such addresses may be changed from time to time by either party by serving notice as above provided.

17. Assignment. This Agreement shall be binding upon the successors and assigns of the parties hereto and may not be assigned by Manager, except to an entity controlled by Manager, without the prior written consent of the Company.

18. Amendment or Modification. This Agreement constitutes the entire agreement between the parties hereto, and no variance or modification hereof shall be valid or enforceable, except by an amendment or supplemental agreement in writing executed by the parties hereto.

19. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which is an original but all of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereof have caused this instrument to be duly executed as of the day and year first above written.

FOODMASTER INTERNATIONAL L.L.C.

By  API Dairy Partners L.P.,
    Member

    By Agribusiness Holding Company L.L.C., its general partner

By

Gary N. Thompson, Chief
    Financial Officer

DEVELOPED TECHNOLOGY RESOURCE, INC.
    By  _________________________________
        John P. Hupp, President



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Expenses for Reimbursement

Data             Vendor                        Description                          Amount
-------------------------------------------------------------------------------------------------------
 2/1 5/97                                      Payroll                         $    8,542.08
   2/3/97        Kinko's                       Investment proposal copy                12.27
   2/3/97        Ceridian                      Payroll processing                      36.00
   2/3/97        American Medical Security     Dental premium                         102.15
   2/4/97        Cargill, Inc.                 Rent-Feb 97                          2,967.64
   2/4/97        Medica                        Medical insurance-Feb 97               833.75
 2/1 0/97        Fed of Trade Union            Chisinau Office Rent-Feb 97            600.00
  2/13/97        Office Max                    Office supplies                        110.43
  2/28/97                                      Payroll-2/28/97                      8,542.08 $21,746.40

 12/10/96        Peter Sandfort                Hinchesti & St. Petersburg
                                                proiects                            5,392.21
  l/20/97        Peter Sandfort                Hinchesti project                    3,691.00
  2/13/97        Peter Sandfort                Kazakhstan                           3,091.00  12,174.21
 12/18/96        Mr. Alexandrov                Airline ticket                       1,931.22
   1/6/97        John Hupp                     Mr. Alexandrov's visit
                                                expenses                            2,161.33
   1/7/97        Denis Gablenko                Mr. Alexandrov's visit
                                                expenses                              113.03
  2/18/97        John Hupp                     Mr. Alexandrov's visit
                                                expenses                              478.92
  2/18/97        John Hupp                     NY/DC Trip for AID
                                                Sandfort, Sagad                     2,083.13   6,767.63

  2/26/97        Robert Half                   Lydia Bauer Placement fees          15,000.00  15,000.00

  10/96-12/96    Denis Gablenko                Moldova travel expenses              7,366.17
  1/97           Denis Gablenko                Flight from Moscow
                                                to Moldova                          1,139.95   8,506.12
                 Ak Bulak                      Debt Payments                      157,729.58 157,729.58


ACCOUNT RECEIVABLES TO FOODMASTER LLC
Cargill                                                                            $4,451.36
Alliance Food Equipment                                                             2,373.60
Germantown USA                                                                           834
Germantown USA                                                                      4,004.00
International Dairy Equipment                                                            880
MO Air                                                                             10,000.00
Label Makers ,Inc.                                                                  7,075.00
NiMCO Corporation                                                                   2,698.38
Landis Plastics                                                                    39,331.70
Phoenix Engineering                                                                    99.72
Rhone-Poulen, Inc.                                                                  2,805.11
Advance to FoodMaster for Powdered Milk                                            35,000.00
                                                                      Subtotal:   109,552.87

EQUIPMENT PURCHASED
1 NiMCO 350 QL form fill and seal machine                                          19,078.94
1 NiMCO 550 QL form fill and seal machine                                          29,613.69
1 Used rebuilt Hamba Yogurt filling                                                11,470.00
     -shipping                                                                        443.21
     -repair parts                                                                    297.40
1 Vitaline ice cream machine and wrapper 120,000.00
Subtotal:                                                                         180,903.24
Grand Total:                                                                     $512,380.05

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